                                                                 Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration
Statement No. 33-36754 of BJ Services Company on Form S-8, in
Registration Statement No. 33-52506 of BJ Services Company on Form S-8, in Registration Statement No. 33-62098 of BJ Services Company on Form S-8, in Registration Statement No. 33-58637 of BJ Services Company on Form S-8, in Registration Statement No. 33-58639 of BJ Services Company on Form S-8
and in Registration Statement No. 33-58017 of BJ Services Company on Form S-4 of our report dated November 23, 1999 appearing in this Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1999.





DELOITTE & TOUCHE LLP
Houston, Texas
December 17, 1999